UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006
COCONUT PALM ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51418 (Commission File Number)	20-2763411 (IRS Employer Identification No.)
595 South Federal Highway, Suite 500
Boca Raton, Florida 33432
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (561) 955-7300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     As previously announced, on April 7, 2006 Coconut Palm Acquisition Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”) with Equity Broadcasting Corporation, an Arkansas corporation (“EBC”) and certain shareholders of EBC pursuant to which EBC will merge with and into the Company with the Company remaining as the surviving corporation (the “Merger”). The Agreement and Plan of Merger has been amended on May 5, 2006 and September 14, 2006, as previously reported.
     In connection with presentations to investors regarding the Merger that the Company and EBC anticipates commencing today, the Company is filing the Presentation Regarding Equity Broadcasting Corporation and Merger with Coconut Palm Acquisition Corp. as Exhibit 99.1 to this Current Report on Form 8-K.
     The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the Merger. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company. Stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the Merger by reading the proxy statements regarding the Merger, which are being filed with the Securities and Exchange Commission.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     The exhibits listed below are filed herewith.

Exhibit Number	Description

99.1	Presentation Regarding Equity Broadcasting Corporation and Merger with Coconut Palm Acquisition Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2006	COCONUT PALM ACQUISITION CORP.
/s/ Richard C. Rochon
Richard C. Rochon

EXHIBIT INDEX

Exhibit Number	Exhibits

99.1	Presentation Regarding Equity Broadcasting Corporation and Merger with Coconut Palm Acquisition Corp.

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